UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
October 31, 2018

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RealPage, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-34846	75-2788861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2201 Lakeside Boulevard
Richardson, Texas 75082
(Address of principal executive offices, including zip code)

(972) 820-3000
( Registrant’s telephone number, including area code )
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 31, 2018, W. Bryan Hill notified RealPage, Inc. (the “Company”) of his decision to resign as the Company’s Executive Vice President, Chief Financial Officer and Treasurer, effective as of February 28, 2019. The Company will conduct an executive search for Mr. Hill’s replacement, focused on both internal and external candidates. Following the effective date of his resignation, the Company and Mr. Hill expect that Mr. Hill will provide consulting services to the Company and continue to vest in his existing equity awards during such service period through April 2, 2019, in order to assist in the transition with Mr. Hill’s replacement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALPAGE, INC.

By:	/s/ Stephen T. Winn
Stephen T. Winn Chief Executive Officer, President and Chairman

Date: November 1, 2018